UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2007

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code:  610-444-6350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on January 12, 2007, the Compensation Committee of the Board of Directors of Genesis HealthCare Corporation (the “Company”) adopted a bonus program (the “Bonus Program”) providing for up to an aggregate of $1,000,000 in bonus payments to employees of the Company (other than the Chief Executive Officer) and in amounts designated in the discretion of the Compensation Committee in consultation with the Chief Executive Officer.  The amounts become payable on or as soon as reasonably practicable following the closing of the pending merger with an affiliate of Formation Capital LLC and JER Partners and are contingent upon the participant’s remaining employed by the Company or one of its subsidiaries through the date of the closing of the merger.

On April 18, 2007, the Company allocated the payments that may be made pursuant to the Bonus Program to eleven employees of the Company, including the potential payment of $250,000 to James V. McKeon, the Company’s Chief Financial Officer.  No payment may be made under the Bonus Program to the extent it would cause the recipient to be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007		GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon
		Name:	James V. McKeon
		Title:	Chief Financial Officer